                                                                   Exhibit 99.5



                                                                   ANNUAL GRANT

                              CISCO SYSTEMS, INC.
                    NOTICE OF GRANT OF NON-EMPLOYEE DIRECTOR
                             AUTOMATIC STOCK OPTION


                 Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Cisco Systems, Inc. (the "Corporation"):

                 Optionee: ____________________________________________________

                 Grant Date:___________________________________________________

                 Exercise Price:  $__________________________________ per share

                 Number of Option Shares:   10,000 shares

                 Expiration Date:______________________________________________

                 Type of Option:  Non-Statutory Stock Option

                 Date Exercisable:  Immediately Exercisable

                 Vesting Schedule: The Option Shares shall initially be unvested and subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, the Option Shares in a series of two (2) successive equal annual installments upon Optionee's completion of each year of service as a member of the Corporation's Board of Directors (the "Board") over the two (2)-year period measured from the Grant Date. In no event shall any additional Option Shares vest after Optionee's cessation of Board service.

                 Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the automatic option grant program under the Cisco Systems, Inc. 1996 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Automatic Stock Option Agreement attached hereto as Exhibit A.

                 Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan in the form attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                 REPURCHASE RIGHT. OPTIONEE HEREBY AGREES THAT ALL UNVESTED OPTION SHARES ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL NOT BE TRANSFERABLE AND SHALL BE SUBJECT TO REPURCHASE BY THE CORPORATION, AT THE EXERCISE PRICE PAID PER SHARE, UPON OPTIONEE'S TERMINATION OF SERVICE AS A MEMBER OF THE CORPORATION'S BOARD OF DIRECTORS PRIOR TO VESTING IN THOSE SHARES. THE TERMS AND CONDITIONS OF SUCH REPURCHASE RIGHT SHALL BE SPECIFIED IN A STOCK PURCHASE AGREEMENT, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, EXECUTED BY OPTIONEE AT THE TIME OF THE OPTION EXERCISE.

                 No Impairment of Rights. Nothing in this Notice or in the attached Automatic Stock Option Agreement or the Plan shall interfere with or otherwise restrict in any way the rights of the Corporation or the Corporation's shareholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

                 Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Automatic Stock Option Agreement.

DATED: _____________________________, 199____


                                          CISCO SYSTEMS, INC.


                                          By: _________________________________

                                          Title: ______________________________


                                          _____________________________________
                                          OPTIONEE


                                          Address:_____________________________


                                          _____________________________________


ATTACHMENTS
EXHIBIT A - AUTOMATIC STOCK OPTION AGREEMENT
EXHIBIT B - PLAN SUMMARY AND PROSPECTUS





                                       2.

                                   EXHIBIT A

                        AUTOMATIC STOCK OPTION AGREEMENT

                                   EXHIBIT B

                          PLAN SUMMARY AND PROSPECTUS